De Joya Griffith & Company, LLC

Certified Public Accountants & Consultants

2425 W. Horizon Ridge Parkway

Henderson, Nevada 89052

INDEPENDENT AUDITORS' CONSENT

We consent to the use of Agent Assist, Inc. on Form SB-2 of our Auditors’ Report, dated October 13, 2005, on the balance sheet of Agent Assist, Inc. as of September 30, 2005 and the related statement of income and accumulated deficit from July 25, 2005, date of inception to September 30, 2005, changes in stockholders’ equity, and cash flows for the period September 30, 2005.

De Joya Griffith & Company, LLC

December 16, 2005

Las Vegas, Nevada

Telephone (702) 563-1600  ●  Facsimile (702) 920-8049